Exhibit 99.1
The Savannah Bancorp, Inc.

October 16, 2007
For Release: Immediately

Savannah Bancorp Reports Decline in Third Quarter EPS
 and Declares Regular Quarterly Dividend

SAVANNAH, Ga.--(Prime Newswire) - October 16, 2007 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported net income for the third quarter 2007 of $2,381,000, a decrease of 8.1 percent from $2,590,000 in the third quarter 2006.  Net income per diluted share was 40 cents compared to 44 cents per diluted share in the third quarter of 2006, a decrease of 9.1 percent.  Prior period per share amounts have been restated to reflect the 5-for-4 stock split in December 2006.  The decline in third quarter earnings results primarily from a higher provision for credit losses and a lower net interest margin due in part to higher deposit costs and higher nonaccrual loan balances.

The Company completed the previously announced acquisition of Minis & Co., Inc. (“Minis”) on August 31, 2007.  Minis is a registered investment advisory firm based in Savannah, Georgia with approximately $500 million in assets under management.  Minis provides fee-only investment services and will operate as a separate subsidiary of the Company.

Return on average equity was 13.04 percent, return on average assets was 1.08 percent and the efficiency ratio was 54.65 percent in the third quarter 2007.

Total assets increased 12 percent to $889 million at September 30, 2007, up $95 million from $794 million a year earlier.  Loans, excluding loans held for sale, were $778 million compared to $684 million one year earlier, an increase of 14 percent.  Deposits totaled $746 million and $662 million at September 30, 2007 and 2006, respectively, an increase of 13 percent.

The allowance for credit losses was 1.26% at September 30, 2007 and 2006.  Nonperforming assets were $7,908,000 or 1.02 percent of total loans and other real estate at September 30, 2007 compared to $3,637,000 or 0.53 percent at September 30, 2006.  Third quarter net charge-offs were $321,000 for 2007 compared to net charge-offs of $340,000 in the same period in 2006.  The provision for credit losses for the third quarter of 2007 was $635,000 compared to $360,000 for the third quarter of 2006.  Net charge-offs were $686,000 for the first nine months of 2007 compared to net charge-offs of $337,000 in the first nine months of 2006.  The provision for credit losses for the first nine months of 2007 was $1,530,000 compared to $1,135,000 for the first nine months of 2006.

John Helmken, President and CEO, said, “The current slowdown in the real estate markets has affected several of our individual borrowers who are dependent on the sale of residential real estate to liquidate their loans, particularly a few older loans in the Hilton Head/Bluffton market.  While we are experiencing an increase in nonperforming assets and in net charge-offs in 2007, our conservative underwriting history is serving us well.  Credit problems to date are relatively small and isolated and are primarily related to the slower real estate market.  We began decreasing our exposure to construction loans 18 months ago and that has proved to be a prudent decision. ”

Helmken added, “While our nonperforming loans and charge-offs are below peer and industry levels, they are unacceptable for us.  We have addressed those issues head on and do not expect them to distract us as we close out 2007 and step cautiously but optimistically into 2008.”

For the first nine months of 2007, net income was $7,283,000 versus $7,479,000 in the first nine months of 2006.  Earnings per diluted share were $1.23 and $1.27 in the first nine months of 2007 and 2006, respectively.  Return on average equity was 13.94 percent, return on average assets was 1.14 percent, net interest margin was 4.08 percent and the efficiency ratio was 54.60 percent in the first nine months of 2007.

Net interest income increased 2.3 percent in the third quarter 2007 over the third quarter 2006.  Third quarter net interest margin declined to 3.95 percent in 2007 from 4.42 percent in 2006 primarily due to higher funding costs and changes in the deposit mix.  Noninterest income increased $108,000, or 10 percent in the third quarter of 2007 versus the same period in 2006 due to higher trust and investment management fees of $215,000 partially offset by lower mortgage related income and lower service charges on deposit accounts.  Noninterest expense increased $231,000 or 4.7 percent in the third quarter 2007 compared to the third quarter 2006.  Higher personnel, occupancy, equipment and information technology costs were partially offset by lower other operating expenses.
Today, the Board of Directors approved a regular quarterly cash dividend of 12 cents per share payable on November 19, 2007 to shareholders of record on October 26, 2007.

The Savannah Bancorp, Inc. (SAVB), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia), Harbourside Community Bank (Hilton Head Island, SC) and Minis & Co., Inc., is headquartered in Savannah, Georgia.  SAVB began operations in 1990.  Its primary businesses include deposit, credit, trust, investment and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties.  Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets.  The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.  Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

Contacts:	John C. Helmken II, President and CEO, 912-629-6486
Robert B. Briscoe, Chief Financial Officer, 912-629-6525

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Third Quarter Financial Highlights
September 30, 2007 and 2006
($ in thousands, except share data)
(Unaudited)

			%
Balance Sheet Data at September 30	2007	2006	Change
Total assets	$889,196	$793,746	12
Interest-earning assets	844,287	756,095	12
Loans	778,262	683,926	14
Allowance for credit losses	9,842	8,611	14
Non-accruing loans	5,028	1,371	267
Loans past due 90 days – accruing	1,728	466	271
Other real estate owned	1,152	1,800	(36)
Deposits	745,878	662,381	13
Interest-bearing liabilities	717,357	618,228	16
Shareholders' equity	75,164	64,369	17
Allowance for credit losses to total loans	1.26%	1.26%	-
Nonperforming assets to total loans and OREO	1.02%	0.53%	93
Loan to deposit ratio	104.34%	103.25%	1.1
Equity to assets	8.45%	8.11%	4.2
Tier 1 capital to risk-weighted assets	11.04%	11.30%	(0.6)
Total capital to risk-weighted assets	12.29%	12.55%	(0.6)
Book value per share (a)	$ 12.70	$ 11.15	14
Outstanding shares (a)	5,917	5,771	2.5
Market value per share (a)	$ 24.69	$ 26.64	(7.3)

Performance Ratios for the Third Quarter

Net income	$ 2,381	$ 2,590	(8.1)
Return on average assets	1.08%	1.34%	(19)
Return on average equity	13.04%	16.46%	(21)
Net interest margin	3.95%	4.42%	(11)
Efficiency ratio	54.65%	53.90%	1.4
Per share data: (a)
Net income – basic	$ 0.41	$ 0.45	(8.9)
Net income – diluted	$ 0.40	$ 0.44	(9.1)
Dividends	$ 0.120	$ 0.112	7.1
Average shares: (a)
Basic	5,862	5,761	1.8
Diluted	5,928	5,886	0.7

Performance Ratios for the First Nine Months

Net income	$ 7,283	$ 7,479	(2.6)
Return on average assets	1.14%	1.32%	(14)
Return on average equity	13.94%	16.51%	(16)
Net interest margin	4.08%	4.50%	(9.3)
Efficiency ratio	54.60%	54.06%	1.0
Per share data: (a)
Net income - basic	$ 1.25	$ 1.30	(3.8)
Net income - diluted	$ 1.23	$ 1.27	(3.1)
Dividends	$ 0.360	$ 0.336	7.1
Average shares: (a)
Basic	5,823	5,760	1.1
Diluted	5,905	5,889	0.3

(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2007 and 2006
($ in thousands, except share data)
(Unaudited)

	September 30,
	2007	2006
Assets
Cash and due from banks	$ 16,211	$ 17,036
Interest-bearing deposits	2,073	3,916
Federal funds sold	6,747	17,098
Cash and cash equivalents	25,031	38,050
Securities available for sale, at fair value (amortized
cost of $62,192 in 2007 and $51,684 in 2006)	62,171	51,276
Loans held for sale	41	832
Loans, net of allowance for credit losses
of $9,842 in 2007 and $8,611 in 2006	768,420	675,315
Premises and equipment, net	6,525	6,135
Other real estate owned	1,152	1,800
Bank-owned life insurance	5,926	5,710
Goodwill and other intangible assets, net	3,644	-
Other assets	16,286	14,628
Total assets	$ 889,196	$ 793,746

Liabilities
Deposits:
Noninterest-bearing	$ 90,342	$ 105,084
Interest-bearing demand	107,879	100,972
Savings	17,043	18,272
Money market	188,947	144,771
Time deposits	341,667	293,282
Total deposits	745,878	662,381
Short-term borrowings	48,453	37,229
FHLB advances - long-term	3,058	13,392
Subordinated debt	10,310	10,310
Other liabilities	6,333	6,065
Total liabilities	814,032	729,377

Shareholders' equity
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,916,797 and 4,617,022 shares
in 2007 and 2006, respectively	5,917	4,617
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Additional paid-in capital	38,260	36,659
Retained earnings	30,870	23,815
Treasury stock, 318 and 255 shares
in 2007 and 2006, respectively	(4)	(4)
Accumulated other comprehensive income (loss), net	121	(718)
Total shareholders' equity	75,164	64,369
Total liabilities and shareholders' equity	$ 889,196	$ 793,746

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
For the Nine Months and Five Quarters Ending September 30, 2007 and 2006
($ in thousands, except per share data)

	(Unaudited)			(Unaudited)
	For the Nine Months Ended			2007		2006			Q3-07 /
	September 30,		%	Third	Second	First	Fourth	Third	Q3-06
	2007	2006	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$44,420	$37,478	19	$15,196	$14,872	$14,351	$14,063	$13,209	15
Loans held for sale	84	506	(83)	15	35	34	52	64	(77)
Investment securities	2,140	1,641	30	794	726	620	599	572	39
Deposits with banks	245	166	48	44	119	83	127	65	(32)
Federal funds sold	426	441	(3.4)	130	125	172	116	166	(22)
Total interest and dividend income	47,315	40,232	18	16,179	15,877	15,260	14,957	14,076	15
Interest expense
Deposits	19,534	13,588	44	6,963	6,479	6,092	5,754	5,251	33
Short-term borrowings	1,889	1,240	52	647	618	625	561	326	99
FHLB advances	367	610	(40)	48	155	164	168	166	(71)
Subordinated debt	629	602	4.5	213	213	203	214	214	(0.5)
Total interest expense	22,419	16,040	40	7,871	7,465	7,084	6,697	5,957	32
Net interest income	24,896	24,192	2.9	8,308	8,412	8,176	8,260	8,119	2.3
Provision for credit losses	1,530	1,135	35	635	395	500	450	360	76
Net interest income after the
provision for credit losses	23,366	23,057	1.3	7,673	8,017	7,676	7,810	7,759	1.1
Noninterest income
Service charges on deposits	1,034	1,137	(9.1)	339	348	347	389	384	(12)
Mortgage related income, net	517	686	(25)	141	166	210	200	203	(31)
Trust and investment
management fees	744	488	53	379	189	176	170	164	131
Other operating income	922	902	2.2	305	297	319	331	305	-
Total noninterest income	3,217	3,213	0.1	1,164	1,000	1,052	1,090	1,056	10.2
Noninterest expense
Salaries and employee benefits	8,721	8,193	6.4	2,919	2,838	2,964	2,659	2,717	7.4
Occupancy and equipment	2,336	2,152	8.6	796	782	758	768	755	5.4
Information technology	1,194	1,108	7.8	388	381	425	417	372	4.3
Other operating expense	3,099	3,363	(7.9)	1,073	1,025	1,000	1,293	1,101	(2.5)
Total noninterest expense	15,350	14,816	3.6	5,176	5,026	5,147	5,137	4,945	4.7
Income before income taxes	11,233	11,454	(1.9)	3,661	3,991	3,581	3,763	3,870	1.3
Income tax expense	3,950	3,975	(0.6)	1,280	1,400	1,270	1,240	1,280	7.8
Net income	$ 7,283	$ 7,479	(2.6)	$ 2,381	$ 2,591	$ 2,311	$ 2,523	$ 2,590	(8.1)
Net income per share: (a)
Basic	$ 1.25	$ 1.30	(3.8)	$ .41	$ .44	$ .40	$ .44	$ .45	(8.9)
Diluted	$ 1.23	$ 1.27	(3.1)	$ .40	$ .44	$ .39	$ .43	$ .44	(9.1)
Average basic shares (000s) (a)	5,823	5,760	1.1	5,862	5,824	5,783	5,779	5,761	1.8
Average diluted shares (000s) (a)	5,905	5,889	0.3	5,928	5,899	5,890	5,884	5,886	0.7
Performance Ratios
Return on average equity	13.94%	16.51%	(16)	13.04%	14.94%	13.90%	15.33%	16.46%	(21)
Return on average assets	1.14%	1.32%	(14)	1.08%	1.23%	1.12%	1.24%	1.34%	(19)
Net interest margin	4.08%	4.50%	(9.3)	3.95%	4.13%	4.17%	4.26%	4.42%	(11)
Efficiency ratio	54.60%	54.06%	1.0	54.65%	53.40%	55.78%	54.94%	53.90%	1.4
Average equity	69,856	60,575	15	72,436	69,583	67,434	65,297	62,435	16
Average assets	855,336	756,582	13	875,532	855,989	834,033	809,491	767,649	14
Average interest-earning assets	819,640	721,755	14	837,596	821,253	799,678	772,192	732,405	27
(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. & Subsidiaries
Loan Concentration Schedule
September 30, 2007 and December 31, 2006

($ in thousands)	9/30/07	% of Total	12/31/06	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 114,533	15	$ 90,848	13	26
Non owner-occupied	100,437	13	98,032	13	2
Construction	29,052	4	22,128	3	31
Commercial land and lot development	36,202	5	35,610	5	2
Total non-residential real estate	280,224	37	246,618	34	14
Residential real estate
Owner-occupied – 1-4 family	81,784	10	87,965	12	(7)
Non owner-occupied – 1-4 family	114,208	14	(a) 101,397	14	13
Construction	61,320	8	(a) 77,417	11	(21)
Residential land and lot development	111,745	14	93,060	13	20
Home equity lines	40,881	5	40,794	6	-
Total residential real estate	409,938	52	400,633	56	2
Total real estate loans	690,162	89	647,251	90	7
Commercial	70,167	9	57,740	8	22
Consumer	18,450	2	16,624	2	11
Unearned fees, net	(517)	-	(693)	-	(25)
Total loans, net of unearned fees	$ 778,262	100	$ 720,922	100	8

(a) Includes a reclassification of $33 million of completed construction loans from the construction category to the non-owner occupied 1-4 family category to conform to the September 30, 2007 presentation as required by regulatory guidelines.

During the first nine months of 2007, residential real estate loans grew two percent and non-residential real estate loans increased 14 percent.  During 2006, decisions were made to de-emphasize residential construction loan growth as evidenced by the decline in the construction loan portfolio during 2007.

Commercial and residential land and lot development portfolios generally represent loans to experienced real estate developers and financially strong, long-term real estate investors who have the financial strength to service the debt during the slower real estate markets.  The residential lot loans include some high value lots in the Hilton Head/Bluffton, SC market where values have declined in certain developments.  There does not appear to be any significant loss exposure to any one borrower or development in this market.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Third Quarter, 2007 and 2006

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
9/30/07	9/30/06	9/30/07	9/30/06		9/30/07	9/30/06	Ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 3,370	$ 5,035	5.18	5.12	Interest-bearing deposits	$ 44	$ 65	($21)	$ 1	($22)
60,393	49,344	5.13	4.45	Investments - taxable	781	554	227	85	142
2,320	2,110	6.16	7.71	Investments - non-taxable	36	41	(5)	(8)	3
10,183	11,584	5.06	5.69	Federal funds sold	130	166	(36)	(18)	(18)
825	3,267	7.21	7.77	Loans held for sale	15	64	(49)	(5)	(44)
760,495	661,065	7.94	7.94	Loans (c)	15,212	13,225	1,987	0	1,987
837,586	732,405	7.68	7.65	Total interest-earning assets	16,218	14,115	2,103	55	2,048
37,946	35,244			Noninterest-earning assets
$875,532	$767,649			Total assets

				Liabilities and equity
				Deposits
$ 114,157	$ 95,279	2.04	1.42	NOW accounts	586	341	245	149	96
17,722	18,309	0.99	1.00	Savings accounts	44	46	(2)	0	(2)
175,681	140,731	4.44	4.08	Money market accounts	1,964	1,446	518	128	390
135,026	110,104	5.38	4.86	CDs, $100M or more	1,831	1,350	481	144	337
76,391	76,269	4.97	4.16	CDs, broker	956	799	157	156	1
123,740	110,752	5.07	4.55	Other time deposits	1,582	1,269	313	145	168
642,717	551,444	4.30	3.78	Total interest-bearing deposits	6,963	5,251	1,712	723	989
3,108	13,482	6.13	4.88	FHLB advances – long-term	48	166	(118)	42	(160)
50,760	26,123	5.06	4.95	Short-term borrowings	647	326	321	7	314
10,310	10,310	8.20	8.23	Subordinated debt	213	214	(1)	(1)	0
				Total interest-bearing
706,895	601,359	4.42	3.93	liabilities	7,871	5,957	1,914	743	1,171
88,654	96,497			Noninterest-bearing deposits
7,547	7,358			Other liabilities
72,436	62,435			Shareholders' equity
$875,532	$767,649			Liabilities and equity
		3.26	3.72	Interest rate spread
		3.95	4.42	Net interest margin
				Net interest income	$8,347	$8,158	$189	($ 688)	$877
$130,691	$131,046			Net earning assets
$731,371	$647,941			Average deposits
		3.78	3.22	Average cost of deposits
104%	102%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $39 in the third quarter 2007 and 2006.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Nine Months 2007 and 2006

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
9/30/07	9/30/06	9/30/07	9/30/06		9/30/07	9/30/06	Ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 6,246	$ 4,652	5.24	4.77	Interest-bearing deposits	$ 245	$ 166	$ 79	$ 16	$ 63
56,146	47,540	4.99	4.42	Investments - taxable	2,095	1,571	524	203	321
2,107	2,513	7.23	7.45	Investments - non-taxable	114	140	(26)	(4)	(22)
10,928	11,710	5.21	5.02	Federal funds sold	426	440	(14)	17	(31)
1,510	9,742	7.44	6.94	Loans held for sale	84	506	(422)	36	(458)
742,703	645,598	8.01	7.77	Loans (c)	44,468	37,527	6,941	1,159	5,782
819,640	721,755	7.74	7.47	Total interest-earning assets	47,432	40,350	7,082	1,458	5,624
35,696	34,827			Noninterest-earning assets
$855,336	$756,582			Total assets

				Liabilities and equity
				Deposits
$ 114,477	$ 91,856	2.05	1.20	NOW accounts	1,752	824	928	584	344
18,301	19,356	1.00	0.99	Savings accounts	137	144	(7)	1	(8)
162,753	132,957	4.37	3.59	Money market accounts	5,324	3,568	1,756	776	980
125,933	102,138	5.35	4.53	CDs, $100M or more	5,038	3,464	1,574	626	948
74,866	81,930	4.83	3.77	CDs, broker	2,706	2,311	395	650	(255)
121,651	103,322	5.03	4.24	Other time deposits	4,577	3,277	1,300	611	689
617,981	531,559	4.23	3.42	Total interest-bearing deposits	19,534	13,588	5,946	3,220	2,726
9,454	16,584	5.19	4.92	FHLB advances – long-term	367	610	(243)	33	(276)
49,416	33,863	5.11	4.89	Short-term borrowings	1,889	1,239	650	56	594
10,310	10,310	8.16	7.81	Subordinated debt	629	602	27	27	0
				Total interest-bearing
687,161	592,316	4.36	3.62	liabilities	22,419	16,039	6,380	3,278	3,102
91,527	96,201			Noninterest-bearing deposits
6,792	7,490			Other liabilities
69,856	60,575			Shareholders' equity
$855,336	$756,582			Liabilities and equity
		3.38	3.85	Interest rate spread
		4.08	4.50	Net interest margin
				Net interest income	$25,013	$24,311	$702	($ 1,820)	$2,522
$132,479	$129,439			Net earning assets
$709,508	$627,760			Average deposits
		3.68	2.89	Average cost of deposits
105%	103%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $117 $119 in the first nine months 2007 and 2006, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.